EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons can be found on the Form 4 filed herewith.

Name of Designated Filer: Source Energy Permian II, LLC

Date of Event Requiring Statement: June 14, 2023

Issuer Name and Ticker or Trading Symbol: Sitio Royalties Corp. [STR]

Source Energy Permian II, LLC

By:	/s/ Luke Allen
Name: Luke Allen
Title: Chief Executive Officer

Sierra Energy Royalties, LLC

By:	/s/ Luke Allen
Name: Luke Allen
Title: Chief Executive Officer

Sierra Energy Intermediate, LLC

By:	/s/ Luke Allen
Name: Luke Allen
Title: Chief Executive Officer

Sierra Energy Holdings, LLC

By:	/s/ Luke Allen
Name: Luke Allen
Title: Chief Executive Officer

OPPS XI PVDC PT, L.P.

By:	Oaktree Fund AIF Series (Cayman), L.P. — Series O
Its:	General Partner

By:	Oaktree AIF (Cayman) GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

By:	Oaktree Fund AIF Series (Cayman), L.P.—Series N & Series S
Its:	General Partner

By:	Oaktree Fund GP AIF, LLC
Its:	General Partner

By:	Oaktree Fund GP III, L.P.
Its:	Managing Member

By:	/s/ Henry Orren
Name: Henry Orren
Title: Authorized Signatory

OAKTREE FUND AIF SERIES (CAYMAN), L.P.

By:	Oaktree AIF (Cayman) GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

OAKTREE AIF (CAYMAN) GP LTD.

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Henry Orren
Name: Henry Orren
Title: Authorized Signatory

OCM FIE, LLC

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President